                                                                   EXHIBIT 99(B)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

           MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statements of net assets available for benefits of the Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
May 7, 1999

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                            MERCK COMMON STOCK FUND
                                                                         -----------------------------
                                                                             (NON-                         T. ROWE      FIDELITY
                                                                          PARTICIPANT    (PARTICIPANT       PRICE       EQUITY-
                                                                         DIRECTED; SEE   DIRECTED; SEE    BLUE CHIP      INCOME
                                                             TOTAL          NOTE 1)         NOTE 1)      GROWTH FUND      FUND
                                                             -----       -------------   -------------   -----------    --------
DECEMBER 31, 1998
--------------------------------------------------------                                                 ---------------------
Assets:
  Investments at market value...........................  $366,805,677    $52,208,941    $254,671,562    $14,973,705   $2,176,087
                                                          ------------    -----------    ------------    -----------   ----------
  Receivables
    Employer's contribution.............................        66,729         35,945          22,381          2,095          360
    Participants' contributions.........................       237,677             --         197,392         11,606        1,687
    Accrued interest and dividends......................     1,102,289        187,665         905,266             --           --
                                                          ------------    -----------    ------------    -----------   ----------
      Total receivables.................................     1,406,695        223,610       1,125,039         13,701        2,047
                                                          ------------    -----------    ------------    -----------   ----------
Net assets available for benefits.......................  $368,212,372    $52,432,551    $255,796,601    $14,987,406   $2,178,134
                                                          ============    ===========    ============    ===========   ==========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                         FIDELITY                                                      THE GEORGE
                                           VANGUARD       GROWTH &     T. ROWE PRICE    T. ROWE PRICE                     PUTNAM
                                          U.S. GROWTH      INCOME       NEW INCOME         MID-CAP       EUROPACIFIC     FUND OF
                                          PORTFOLIO     PORTFOLIO         FUND          GROWTH FUND     GROWTH FUND     BOSTON A
                                          -----------    ---------     -------------    -------------    -----------    ----------
DECEMBER 31, 1998                                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
----------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value............ $3,771,723     $5,366,261     $1,461,033       $1,827,382      $1,889,995     $5,652,596
                                          ----------     ----------     ----------       ----------      ----------     ----------
  Receivables
    Employer's contribution..............        744            881            287              354             367           834
    Participants' contributions..........      2,923          4,159          1,132            1,416           1,465         4,381
    Accrued interest and dividends.......         --             --             --               --              --            --
                                          ----------     ----------     ----------       ----------      ----------     ----------
      Total receivables..................      3,667          5,040          1,419            1,770           1,832         5,215
                                          ----------     ----------     ----------       ----------      ----------     ----------
Net assets available for benefits........ $3,775,390     $5,371,301     $1,462,452       $1,829,152      $1,891,827     $5,657,811
                                          ==========     ==========     ==========       ==========      ==========     ==========

                                                        FIDELITY
                                           VANGUARD    RETIREMENT     SPARTAN U.S.     FIDELITY
                                          U.S. GROWTH     MONEY       EQUITY INDEX    LOW-PRICED
                                           PORTFOLIO     MARKET           FUND        STOCK FUND
                                          -----------  ----------     ------------    ----------
DECEMBER 31, 1998                                         (PARTICIPANT DIRECTED; SEE NOTE 1)
------------------------------------------------------------------------------------------------
Assets:
  Investments at market value........... $3,771,723   $10,010,154     $1,868,618      $436,243
                                         ----------   -----------     ----------      --------
  Receivables
    Employer's contribution.............        744         1,448            334           140
    Participants' contributions.........      2,923         7,759          1,448           338
    Accrued interest and dividends......         --            --             --            --
                                         ----------   -----------     ----------      --------
      Total receivables.................      3,667         9,207          1,782           478
                                         ----------   -----------     ----------      --------
Net assets available for benefits....... $3,775,390   $10,019,361     $1,870,400      $436,721
                                         ==========   ===========     ==========      ========

                                                                                        TEMPLETON
                                                           FRANKLIN         PUTNAM      DEVELOPING    T. ROWE PRICE
                                                           SMALL CAP       VOYAGER       MARKETS        DIVIDEND       PARTICIPANTS'
                                                         GROWTH FUND I      FUND A       TRUST I       GROWTH FUND     LOAN ACCOUNT
                                                         -------------     -------      ----------    -------------    -------------
DECEMBER 31, 1998
------------------------------------------------------------------------------------------------------------------------------------
Assets:                                                    $550,170       $1,100,487     $204,899       $687,684        $7,948,137
  Investments at market value...........................   --------       ----------     --------       --------        ----------

  Receivables
    Employer's contribution.............................        173              180           93            113                --
    Participants' contributions.........................        426              853          159            533                --
    Accrued interest and dividends......................         --               --           --             --             9,358
                                                           --------       ----------     --------       --------        ----------
      Total receivables.................................        599            1,033          252            646             9,358
                                                           --------       ----------     --------       --------        ----------
Net assets available for benefits.......................   $550,769       $1,101,520     $205,151       $688,330        $7,957,495
                                                           ========       ==========     ========       ========        ==========

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                              MERCK COMMON STOCK FUND
                                                           -----------------------------
                                                               (NON-                         T. ROWE                    FIDELITY
                                                            PARTICIPANT    (PARTICIPANT       PRICE       FIDELITY      EQUITY-
                                                           DIRECTED; SEE   DIRECTED; SEE    BLUE CHIP     MAGELLAN       INCOME
                                               TOTAL          NOTE 1)         NOTE 1)      GROWTH FUND      FUND          FUND
                                               -----       -------------   -------------   -----------    --------      --------
DECEMBER 31, 1997
------------------------------------------                                                 ---------------------------------
Assets:
  Investments at market value.............  $269,920,909    $49,466,644    $173,227,643    $11,198,335   $        --   $1,895,866
                                            ------------    -----------    ------------    -----------   -----------   ----------
  Receivables
    Employer's contribution...............        77,521         77,521              --             --            --           --
    Participants' contributions...........       360,190             --         292,723         18,923            --        3,204
    Accrued interest and dividends........       962,735        211,323         735,968             --            --           --
                                            ------------    -----------    ------------    -----------   -----------   ----------
      Total receivables...................     1,400,446        288,844       1,028,691         18,923            --        3,204
                                            ------------    -----------    ------------    -----------   -----------   ----------
Net assets available for benefits.........  $271,321,355    $49,755,488    $174,256,334    $11,217,258   $        --   $1,899,070
                                            ============    ===========    ============    ===========   ===========   ==========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                            FIDELITY     FIDELITY                                       FIDELITY
                                              VANGUARD       GROWTH      GROWTH &     T. ROWE PRICE      FIDELITY      RETIREMENT
                                             U.S. GROWTH    COMPANY       INCOME       NEW INCOME      INTERMEDIATE      GROWTH
                                              PORTFOLIO       FUND      PORTFOLIO         FUND          BOND FUND         FUND
                                             -----------    --------    ---------     -------------    ------------    ----------
DECEMBER 31, 1997                                                     (PARTICIPANT DIRECTED; SEE NOTE 1)
-----------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value.............   $2,006,198     $    --      $3,664,353      $966,177         $     --       $     --
                                             ----------     --------     ----------      --------         --------       --------
  Receivables
    Employer's contribution...............           --          --              --            --               --             --
    Participants' contributions...........        3,390          --           6,192         1,633               --             --
    Accrued interest and dividends........           --          --              --            --               --             --
                                             ----------     --------     ----------      --------         --------       --------
      Total receivables...................        3,390          --           6,192         1,633               --             --
                                             ----------     --------     ----------      --------         --------       --------
Net assets available for benefits.........   $2,009,588     $    --      $3,670,545      $967,810         $     --       $     --
                                             ==========     ========     ==========      ========         ========       ========

                                             T. ROWE PRICE   VANGUARD      FIDELITY                      FIDELITY
                                                MID-CAP     U.S. GROWTH      OTC        EUROPACIFIC      OVERSEAS
                                              GROWTH FUND    PORTFOLIO    PORTFOLIO     GROWTH FUND        FUND
                                             -------------  -----------   ---------     -----------      --------
DECEMBER 31, 1997                                                (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value.............   $1,591,041     $2,006,198     $     --     $1,349,190       $     --
                                             ----------     ----------     --------     ----------       --------
  Receivables
    Employer's contribution...............           --             --           --             --             --
    Participants' contributions...........        2,689          3,390           --          2,280             --
    Accrued interest and dividends........           --             --           --             --             --
                                             ----------     ----------     --------     ----------       --------
      Total receivables...................        2,689          3,390           --          2,280             --
                                             ----------     ----------     --------     ----------       --------
Net assets available for benefits.........   $1,593,730     $2,009,588     $     --     $1,351,470       $     --
                                             ==========     ==========     ========     ==========       ========

                                             THE GEORGE                 FIDELITY       FIDELITY
                                               PUTNAM      FIDELITY    RETIREMENT     RETIREMENT       SPARTAN       FIDELITY
                                              FUND OF      BALANCED      MONEY        GOVERNMENT     U.S. EQUITY    LOW-PRICED
                                              BOSTON A       FUND        MARKET      MONEY MARKET    INDEX FUND     STOCK FUND
DECEMBER 31, 1997                            ----------    --------    ----------    ------------    -----------    ----------
 -----------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value.............   $4,889,792    $    --     $9,317,599      $     --      $1,076,594      $460,669
                                             ----------    --------    ----------      --------      ----------      --------
  Receivables
    Employer's contribution...............          --          --            --             --              --            --
    Participants' contributions...........       8,263          --        15,745             --           1,819           778
    Accrued interest and dividends........          --          --            --             --              --            --
                                             ----------    --------    ----------      --------      ----------      --------
      Total receivables...................       8,263          --        15,745             --           1,819           778
                                             ----------    --------    ----------      --------      ----------      --------
Net assets available for benefits.........   $4,898,055    $    --     $9,333,344      $     --      $1,078,413      $461,447
                                             ==========    ========    ==========      ========      ==========      ========

                                                                          TEMPLETON      THE GEORGE
                                               FRANKLIN        PUTNAM     DEVELOPING       PUTNAM    T. ROWE PRICE
                                               SMALL CAP      VOYAGER      MARKETS        FUND OF      DIVIDEND       PARTICIPANTS'
                                             GROWTH FUND I     FUND A      TRUST I        BOSTON A    GROWTH FUND     LOAN ACCOUNT
DECEMBER 31, 1997                            -------------    -------     ----------     ----------  --------------   -------------
 -----------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value.............      $492,967      $463,264      $250,691     $4,889,792      $302,591      $7,301,295
                                                --------      --------      --------     ----------      --------      ----------
  Receivables
    Employer's contribution...............            --            --            --             --            --              --
    Participants' contributions...........           833           783           424          8,263           511              --
    Accrued interest and dividends........            --            --            --             --            --          15,444
                                                --------      --------      --------     ----------      --------      ----------
      Total receivables...................           833           783           424          8,263           511          15,444
                                                --------      --------      --------     ----------      --------      ----------
Net assets available for benefits.........      $493,800      $464,047      $251,115     $4,898,055      $303,102      $7,316,739
                                                ========      ========      ========     ==========      ========      ==========

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                         MERCK COMMON STOCK FUND
                                                                      -----------------------------
                                                                          (NON-
                                                                       PARTICIPANT    (PARTICIPANT    T. ROWE PRICE    FIDELITY
                                                                      DIRECTED; SEE   DIRECTED; SEE     BLUE CHIP       EQUITY-
                                                          TOTAL          NOTE 1)         NOTE 1)       GROWTH FUND    INCOME FUND
                                                          -----       -------------   -------------   -------------   -----------
YEAR ENDED DECEMBER 31, 1998
---------------------------                                                                           ----------------------
Additions to net assets attributed to:
  Investment income
    Net appreciation (depreciation) in market value
      of investments.................................  $ 90,404,944    $ 7,502,221    $ 77,336,318     $ 3,065,873    $  117,433
    Interest.........................................       680,316         83,269         459,741          43,489         4,545
    Dividends........................................     6,353,557        785,812       3,300,319         239,713       120,389
                                                       ------------    -----------    ------------     -----------    ----------
      Total investment income (loss).................    97,438,817      8,371,302      81,096,378       3,349,075       242,367
                                                       ------------    -----------    ------------     -----------    ----------
  Contributions to the Plan
    By participants..................................    16,195,706             --      10,776,108       1,270,416       252,057
    By the employer..................................     3,308,056      2,030,182         945,031          84,384        14,563
                                                       ------------    -----------    ------------     -----------    ----------
      Total contributions............................    19,503,762      2,030,182      11,721,139       1,354,800       266,620
                                                       ------------    -----------    ------------     -----------    ----------
      Total additions................................   116,942,579     10,401,484      92,817,517       4,703,875       508,987
                                                       ------------    -----------    ------------     -----------    ----------
Deductions from net assets attributed to:
  Benefits paid to participants......................   (18,779,373)    (3,460,117)    (10,504,664)       (545,448)     (109,094)
                                                       ------------    -----------    ------------     -----------    ----------
Transfers among funds and Plans:
  Net reallocations..................................    (1,272,189)    (4,402,680)         29,322        (384,290)     (111,900)
  Loans to participants..............................            --       (222,872)     (2,767,081)       (176,340)      (24,931)
  Loan repayments by participants....................            --        361,248       1,965,173         172,351        16,002
                                                       ------------    -----------    ------------     -----------    ----------
      Net transfers among funds and Plans............    (1,272,189)    (4,264,304)       (772,586)       (388,279)     (120,829)
                                                       ------------    -----------    ------------     -----------    ----------
      Total deductions and net transfers among funds
        and Plans....................................   (20,051,562)    (7,724,421)    (11,277,250)       (933,727)     (229,923)
                                                       ------------    -----------    ------------     -----------    ----------
        Net increase (decrease)......................    96,891,017      2,677,063      81,540,267       3,770,148       279,064
Net assets available for benefits
        Beginning of year............................   271,321,355     49,755,488     174,256,334      11,217,258     1,899,070
                                                       ------------    -----------    ------------     -----------    ----------
        End of year..................................  $368,212,372    $52,432,551    $255,796,601     $14,987,406    $2,178,134
                                                       ============    ===========    ============     ===========    ==========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                   FIDELITY                                               THE GEORGE     FIDELITY
                                     VANGUARD      GROWTH &   T. ROWE PRICE  T. ROWE PRICE   EUROPACIFIC    PUTNAM      RETIREMENT
                                    U.S. GROWTH     INCOME      NEW INCOME      MID-CAP        GROWTH       FUND OF        MONEY
                                     PORTFOLIO    PORTFOLIO        FUND       GROWTH FUND       FUND        BOSTON A      MARKET
                                    -----------   ---------   -------------  -------------  -----------   -----------   -----------
YEAR ENDED DECEMBER 31, 1998        (PARTICIPANT DIRECTED; SEE NOTE 1)
----------------------------        ------------------------------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation)
      in market value of
        investments.............   $  670,827    $  890,582    $  (38,252)    $  273,536    $  140,946    $   18,498    $        --
    Interest....................       11,068        13,084         3,621          6,782         6,032        15,351         22,950
    Dividends...................      233,851       275,020        97,329         37,887        97,579       511,805        469,628
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
      Total investment income
        (loss)..................      915,746     1,178,686        62,698        318,205       244,557       545,654        492,578
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
  Contributions to the Plan
    By participants.............      573,324       689,069       224,952        264,321       296,175       400,805        760,678
    By the employer.............       27,190        33,379        10,280         13,073        13,692        34,405         63,133
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
     Total contributions........      600,514       722,448       235,232        277,394       309,867       435,210        823,811
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
     Total additions............    1,516,260     1,901,134       297,930        595,599       554,424       980,864      1,316,389
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants................      (81,429)     (269,218)     (148,512)       (32,802)      (17,689)     (252,623)    (3,179,889)
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
Transfers among funds and Plans:
  Net reallocations.............      333,755        72,952       356,102       (335,106)        5,640        22,742      2,603,617
  Loans to participants.........      (42,528)      (62,720)      (21,773)       (17,682)      (29,721)      (48,279)      (140,446)
  Loan repayments by
    participants................       39,744        58,608        10,895         25,413        27,703        57,052         86,346
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
     Net transfers among funds
       and  Plans...............      330,971        68,840       345,224       (327,375)        3,622        31,515      2,549,517
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
     Total deductions and net
       transfers among funds
       and Plans................      249,542      (200,378)      196,712       (360,177)      (14,067)     (221,108)      (630,372)
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
       Net increase (decrease)..    1,765,802     1,700,756       494,642        235,422       540,357       759,756        686,017
Net assets available for
  benefits
       Beginning of year........    2,009,588     3,670,545       967,810      1,593,730     1,351,470     4,898,055      9,333,344
                                   ----------    ----------    ----------     ----------    ----------    ----------    -----------
       End of year..............   $3,775,390    $5,371,301    $1,462,452     $1,829,152    $1,891,827    $5,657,811    $10,019,361
                                   ==========    ==========    ==========     ==========    ==========    ==========    ===========

                                                   FIDELITY                                 TEMPLETON
                                      SPARTAN     LOW-PRICED     FRANKLIN        PUTNAM     DEVELOPING  T. ROWE PRICE
                                    U.S. EQUITY     STOCK        SMALL CAP      VOYAGER      MARKETS      DIVIDEND     PARTICIPANTS'
                                    INDEX FUND       FUND      GROWTH FUND I     FUND A      TRUST I     GROWTH FUND   LOAN ACCOUNT
YEAR ENDED DECEMBER 31, 1998        -----------   ----------   -------------    -------     ----------  -------------  -------------
----------------------------        -------------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation)
      in market value of
        investments.............    $  329,934    $ (28,609)     $ 12,977      $  109,462    $(43,884)     $ 47,082     $        --
    Interest....................         5,516          420         1,258           1,421         734         1,035              --
    Dividends...................        31,778       34,748         7,777          73,542       4,571        31,809              --
                                    ----------    ---------      --------      ----------    --------      --------     -----------
      Total investment income
        (loss)..................       367,228        6,559        22,012         184,425     (38,579)       79,926              --
                                    ----------    ---------      --------      ----------    --------      --------     -----------
  Contributions to the Plan
    By participants.............       250,241       91,370       124,072          99,374      65,747        56,997              --
    By the employer.............        12,994        5,048         6,042           6,764       3,718         4,178              --
                                    ----------    ---------      --------      ----------    --------      --------     -----------
     Total contributions........       263,235       96,418       130,114         106,138      69,465        61,175              --
                                    ----------    ---------      --------      ----------    --------      --------     -----------
     Total additions............       630,463      102,977       152,126         290,563      30,886       141,101              --
                                    ----------    ---------      --------      ----------    --------      --------     -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants................       (32,988)      (1,671)      (15,437)         (1,418)       (696)      (17,064)       (108,614)
                                    ----------    ---------      --------      ----------    --------      --------     -----------
Transfers among funds and Plans:
  Net reallocations.............       202,779     (128,089)      (72,321)        350,099     (71,583)      256,772              --
  Loans to participants.........       (25,827)        (306)      (12,885)        (10,222)     (6,869)         (318)      3,610,800
  Loan repayments by
    participants................        17,560        2,363         5,486           8,451       2,298         4,737      (2,861,430)
                                    ----------    ---------      --------      ----------    --------      --------     -----------
     Net transfers among funds
       and  Plans...............       194,512     (126,032)      (79,720)        348,328     (76,154)      261,191         749,370
                                    ----------    ---------      --------      ----------    --------      --------     -----------
     Total deductions and net
       transfers among funds
       and Plans................       161,524     (127,703)      (95,157)        346,910     (76,850)      244,127         640,756
                                    ----------    ---------      --------      ----------    --------      --------     -----------
       Net increase (decrease)..       791,987      (24,726)       56,969         637,473     (45,964)      385,228         640,756
Net assets available for
  benefits
       Beginning of year........     1,078,413      461,447       493,800         464,047     251,115       303,102       7,316,739
                                    ----------    ---------      --------      ----------    --------      --------     -----------
       End of year..............    $1,870,400    $ 436,721      $550,769      $1,101,520    $205,151      $688,330     $ 7,957,495
                                    ==========    =========      ========      ==========    ========      ========     ===========

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Generally, any regular full-time, part-time, or temporary employee of the Company who is a U.S. resident covered by a collective bargaining agreement providing for participation in this Plan as defined by the Plan document, and has completed one year of employment, is eligible to participate.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     CONTRIBUTIONS

     Depending on the terms of the applicable collective bargaining agreements, participants may contribute from 2% up to either 10% or 15% of their base pay per pay period. In addition, the Company will match 50% of employee contributions up to 6% of base pay per pay period, or contributions of a predetermined dollar amount negotiated with each bargaining group, whichever is less. Certain unions have negotiated to allow a percentage of Company matching contributions to follow the direction of the participants' contributions.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). Participants should refer to each investment fund's prospectus for a more complete description of the risks and strategies associated with each fund. Participants may change their investment options daily. The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     The Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     T. Rowe Price Mid-Cap Growth Fund

     The T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investment, especially in developing countries, involve greater risks and may offer greater potential.

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Spartan U.S. Equity Index Fund

     This fund seeks to provide investment results that correspond to the total return performance of common stocks traded in the United States. Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1.5 billion at the time of the investment. The fund tries to invest at least one-third of its assets in stocks of companies with market capitalization of $550 million or less. Although the fund's assets are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation and in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     Effective January 1, 1999, the Franklin Small Cap Growth Fund I shares were changed to Class A.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures, commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     Effective January 1, 1999, the Templeton Developing Markets Trust I shares were changed to Class A.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1998 and 1997, net assets available for benefits included distributions in process of payment of $835,834 and $698,384, respectively.

2.  SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in July 1998. The Plan sponsor believes that the Plan is

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

designed and currently operated in compliance with the IRC. Therefore, no provision for income taxes has been made.

4.  OTHER MATTERS:

     Net reallocations in 1998 of ($1,272,189) consist of transfers between the Plan and the Merck & Co., Inc. Employee Savings and Security Plan for employees who changed their status during the year.

5.  PARTY-IN-INTEREST:

     All party-in-interest transactions are set forth on the attached schedules.

6.  PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 1998.

7.  SUBSEQUENT EVENTS:

     Subsequent to year end, the Company match was increased from 50% of employee contributions up to 5% of base pay, subject to a $60 monthly cap, to 50% of employee contributions up to 6% of base pay and the monthly cap of $60 for certain unions was eliminated. The Company also amended the investment for Company matching contributions according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

                                                           SCHEDULE I
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1998

                                                                 NUMBER OF
                                                              UNITS/SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE                CLOSE OF PERIOD       COST       CURRENT VALUE
             ---------------------------------                ---------------   ------------   -------------
Merck Common Stock Fund*....................................    12,173,650      $ 98,151,603   $306,880,503
T. Rowe Price Blue Chip Growth Fund.........................       489,337        11,338,153     14,973,705
Fidelity Equity-Income Fund.................................        39,174         1,786,245      2,176,087
Vanguard U.S. Growth Portfolio..............................       100,606         3,124,410      3,771,723
Fidelity Growth & Income Portfolio..........................       117,067         3,906,124      5,366,261
T. Rowe Price New Income Fund...............................       165,838         1,486,350      1,461,033
T. Rowe Price Mid-Cap Growth Fund...........................        53,620         1,505,814      1,827,382
EuroPacific Growth Fund.....................................        66,549         1,876,722      1,889,995
The George Putnam Fund of Boston A..........................       313,337         5,696,707      5,652,596
Fidelity Retirement Money Market............................     9,991,208         9,991,208     10,010,154
Spartan U.S. Equity Index Fund..............................        42,507         1,349,043      1,868,618
Fidelity Low-Priced Stock Fund..............................        19,092           466,768        436,243
Franklin Small Cap Growth Fund I............................        24,376           557,244        550,170
Putnam Voyager Fund A.......................................        50,205         1,006,299      1,100,487
Templeton Developing Markets Trust I........................        19,893           275,123        204,899
T. Rowe Price Dividend Growth Fund..........................        31,244           637,885        687,684
Participants' Loan Account (with interest rates
  ranging from 9.0% to 9.5%)................................            --         7,948,137      7,948,137
                                                                                ------------   ------------
        Total Investments...................................                    $151,103,835   $366,805,677
                                                                                ============   ============

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                     CURRENT
                                                                                                      VALUE
                                                       PURCHASE                      COST OF       OF ASSETS ON
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF ASSETS    PRICE      SELLING PRICE      ASSET      TRANSACTION DATE    NET GAIN
----------------------------------------------------  ----------   -------------   -----------   ----------------   -----------
Merck Common Stock Fund*
    251 purchase transactions....................     $34,639,546   $       --     $34,639,546     $34,639,546      $        --
    249 sales transactions.......................             --    35,288,818      18,162,832      35,288,818       17,125,986
Fidelity Retirement Money Market
    208 purchase transactions....................     15,609,271            --      15,609,271      15,609,271               --
    202 sales transactions.......................             --    14,916,715      14,916,715      14,916,715               --

---------------

(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

  * Denotes a party-in-interest to the Plan.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 7, 1999 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Stock Purchase and Savings Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045, 333-36383 and 333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 10, 1999